          Industry Canada          Industrie Canada

Certificate of Arrangement	Certificat d’arrangement
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

CALL-NET ENTERPRISES INC.	285599-2

Name of CBCA corporation(s) involved —	Corporation number — Numéro de la société
Dénomination(s) de la(des) société(s)
L.C.S.A. concernées(s)
I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the Canada Business Corporations Act.	Je certifie que l’arrangement mentionné dans les clauses d’arrangement annexées, concernant la (les) société(s) susmentionnées(s), a pris effet en vertu de l’article 192 de la Loi canadienne sur les sociétés par actions.
April 10, 2002 / le 10 avril 2002
Director — Directeur	Date of Arrangement — Date de l’arrangement

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 14.1 ARTICLES OF ARRANGEMENT (SECTION 192)	FORMULE 14.1 CLAUSES D’ARRANGEMENT (ARTICLE 192)

1 — Name of the applicant corporation(s) — Dénomination sociale de la(des) requérante(s)	2 — Corporation No.(s) — No(s) de la(des) société(s)
Call-Net Enterprises Inc.	2855992

3 — Name of the corporation(s) the articles of which are amended, if applicable Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant	4 — Corporation No.(s) — No(s) de la(des) société(s)
Call-Net Enterprises Inc.	2855992

5 — Name of the corporation(s) created by amalgamation, if applicable Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant	6 — Corporation No.(s) — No(s) de la(des) société(s)

7 — Name of the dissolved corporation(s), if applicable Dénomination sociale de la(des) société(s) dissoute(s) le cas échéant	8 — Corporation No.(s) — No(s) de la(des) société(s)

9 — Name of other corporations involved, if applicable Dénomination sociale des autres sociétés en cause, le cas échéant	10 — Corporation No.(s) or jurisdiction of incorporation No(s) de la(des) société(s)/ou loi sous le régime de laquelle elle est constituée
Call-Net ArrangeCo Inc.	4004281

— In accordance with the order approving the arrangement — Conformément aux termes de l’ordonnance approuvant l’arrangement

a.	☒	The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement
Les status de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d’arrangement ci-joint:
b.	☐	The following bodies corporate are amalgamated in accordance with the attached plan of arrangement Les personnes morales suivantes sont fusionnées conformément au plan d’arrangement ci-joint
c.	☐	The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement
La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d’arrangement ci-joint
d.	☒	The plan of arrangement attached hereto, involving the above named body(ies), corporate is hereby effected
Le plan d’arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

Date	Signature	12 — Capacity of — En qualité de
April 10, 2002	-s- Randall C. Benson	Senior Vice President and Chief Financial Officer

For Department Use Only	Printed Name — Nom en lettres moulées
À fusage du ministère seulement
Filed Déposée•	Randall C. Benson

C 3189 (2001/11)	DSG 03/2002

THE TEXT OF CALL-NET ENTERPRISES INC.’S
PLAN OF ARRANGEMENT
(AS AN ATTACHMENT TO CALL-NET’S ARTICLES OF AMENDMENT)
IS INCORPORATED BY REFERENCE TO CALL-NET’S
REGISTRATION STATEMENT ON FORM F-10
(REGISTRATION NO. 333-7312)